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lATA STANDARD GROUND HANDLING AGREEMENT

(SIMPLIFIED PROCEDURE)

Annex 8.1 .0-Locations(s), Agreed Services and Charges to the Standard Ground Handling Agreement (SGHA) of January 2008

between:	Cargo Airport Services USA, d/b/a Consolidated Aviation Services
having its principal office at:	Cargo Building 261 JFK International Airport Jamaica, New York, 11430
and {hereinafter referred to as "the Handling Company")
and	Baltia Air Lines Inc.
having its principal office at:	Building 151 JFK International Airport Jamaica, New York 11430
and {hereinafter referred to as "the Carrier")

effective from:	January 01,2015
This Annex	B.1.0
for the locations:	JFK International Airport (JFK) Building 151
is valid from:	TBD
and replaces:	Nil

PREAMBLE: This Annex B is prepared in accordance with the simplified procedure whereby the Carrier and the Handling Company agree that the terms of the Main Agreement and Annex A of the SGHA Version 2008 as published by the International Air Transport Association shall apply as if such terms were repeated here in fulL By signing this Annex B, the parties confirm that they are familiar with the aforementioned Main Agreement and Annex A.

Annex B 1.0 WH Handling       Handling Co. Initials _ MD __       Carrier Initials __RT___       CAS/Baltia JFK

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Paragraph 1 - Services and Handling Charges

1.1.       The Handling Company shall perform at its air cargo facility the Annex A items enumerated in the following sub-paragraph 1.1.1:

1.1.1       CARGO

SECTION 1 -Representation, Administration and Supervision

Sub-section 1.1 General
1.1.1, 1.1.2, 1.13, 1.1.4

Sub-section 1.2 Administrative Functions
1.2.1, 1.2.2, 1.2.3 ((f) (g) (i)

SECTION 2 - Passenger Services
Not Applicable

SECTION 3 - Ramp Services
Not Applicable

SECTION 4-Load Control, Communications and Flight Operations
Not Applicable

SECTION 5 - Cargo and Mail Services

Sub-section 5.1 Cargo and Mail Handling -General
5.1.1, (a) (1 ,2,3,4) (c) (d), 5.1.2, (a) (1 ,2,3,4), 5.1.3 (a) (1 ,2,3,5,6,7), 5.1.4 (a,), 5.1.5, 5.1.6

Sub-section 5.2 Customs Control
5.2.1, 5.2.2, 5.2.3, 5.2.4

Sub-section 5.3 Irregularities Handling
5.3.1, 5.3.2, 5.5.3, 5.3.4 (a), 5.3.5

Sub-section 5.4 Document Handling
5.4.1, 5.4.2, 5.4.3

Sub-section 5.5 Physical Handling Outbound/Inbound
5.5.1' 5.5.2, 5.5.3, 5.5.4, 5.5.5, 5.5.6

Sub-section 5.6 Transfer/Transit Cargo
5.6.1, 5.6..2, 5.6.3 (a) (1), 5.6.4

Sub-section 5. 7 Post Office Mail
5.7.1, 5.7.2, 5.7.3 (a), 5.7.4 (a), 5.7.5, 5.7.6, 5.7.7(a) (1) (2), 5.7.8, 5.7.95.7.10

Annex B 1.0 WH Handling       Handling Co. Initials _MD_       Carrier Initials __RT___       CAS/Baltia JFK

SECTION 6 - Support Services

Sub-section 6.1 Accommodation
6.1.1(a)(b)

Sub-section 6.2 Automation/Computer Systems
6.2.1 (a) (b) (c) (1,2), 6.2.2 (a) (b) (c) (1,8)

Sub-section 6.3 Unit Load (ULD) Device Control
6.3.1 (a) (2), 6.3.2 ,6.3.3, 6.3.4, 6.3.5

Sub-section 6.6 Surface Transport
Provided by ramp service company..

SECTION 7 - Security

Sub-section 7.2 Cargo and Post Office Mail
7.2.1 (a) (1 ,2 ,3, 4, 5)

1..2       For the Cargo and Mail services enumerated in sub-paragraph 1.1.1 above,and based on the submitted tonnage forecast of 2 to 3 weekly flights utilizing 8747 aircraft, the Carrier will be charged as follows:

JFK		Unit Cost USD	Unit Measure	COMMENT
	Loose Cargo Handling	$0.1250	Per kilo	Monthly minimum 100,000 kilos
	ULD Handling	$95.00	Per unit	Monthly max 10% of total tonnaqe
	EU messaging fee	$1.00 and $5.00	Per entry	$1.00 electronic and $5.00 manual entry
	Dry ice check	$25.00	Per AWB
	Mail Handling Export	$0.14	Per kilo	Built and scanned
	Mail Handling Import	$0.12	Per kilo	Delivered to USPS

	AWB Preparation	$20.00	Per AWB
	DG acceptance	$80.00	Per UN
	Human remains Handling	$75.00	Per shipment
	TSA cargo screening	$225,00	Per flight	Export only
	Cargo transfer to OA	$0.065	Per kilo	Min. transfer on airport $135.00
	AMS	NA	Included in the kilo Rate

Quoted rates contained in this Annex B do not include any airport, city or state taxes which may be imposed upon the Handling Company as a result of the activities conducted for the Carrier.

1.3       No extra charge will be made for providing the services to the Carrier's off schedule operation, ground interruption and/or overnight off schedule operation provided that the services can be covered by existing shift personnel. Any additional work resulting in additional costs must be pre- approved by the Carrier's local representative.

Annex B 1.0 WH Handling       Handling Co. Initials _ MD __       Carrier Initials __RT___       CAS/Baltia JFK

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1.4      No extra charges will be made for providing the service at night, Saturday, Sunday or legal holidays.

1.5       Charges stated above are based on the Handling Company's current costs and shall be fixed for the first year and adjusted each anniversary date thereafter so long as this Annex Bis in effect, notwithstanding Article 11.11 and 11.12 of the Main Agreement. The Handling Company may adjust charges in an amount equal to any increases in costs over which it has no practical control , provided such adjustments are made in accordance with Article 8.1.2 and notice of any such increases is provided to Carrier in writing. All costs and cost increases will be reviewed prior to the Annex B anniversary date. Cost and any planned increases shall include but not be limited to rent, labor, insurance, fuel and security shall not exceed the annual published CPl. Increases shall not be charged to Carrier without approval however Carrier shall not unreasonably withhold approval.

PARAGRAPH 2-Additional Charges

2.1       All other additional services and facilities not mentioned in Annex A will be charged at the current published incidental handling rates of the Handling Company.

2.2       Additional man hours requested by the Carrier over and above that necessary to carry out the services set forth in Sub-Paragraph 1.1 shall be provided at the following rates:

Supervisors	$28.00 USD per man hour S/T	$42.00 USD per man hour 0/T
Agents	$24.00 USD per man hour S/T	$36.00 USD per man hour 0/T

2.3       The Handling Company will provide exclusive office space at market rate as requested.

2.4       Additional services not included in this Annex B will be provided at the published CAS Ad hoc rates.

PARAGRAPH 3 - Disbursements

3.1       Any disbursements made by the Handling Company on behalf of the Carrier will be reimbursed by the Carrier at cost plus an accounting surcharge of 10%.

PARAGRAPH 4 - Limits of Liability

4.1       Article 8of the Main Agreement in its entirety shall apply as set forth word for word herein.

4.2       The Handling Company reserves the right to object, challenge, litigate or otherwise dispute at its sole discretion, any duties, levies, taxes, assessments, liens or any other charge levied by any government or government agency or authority. Should Carrier pay any of the aforementioned charges without the written consent of the Handling Company, Carrier shall be solely liable for such charges without set-off, charge back, pass through or any deduction whatsoever to amounts due to Handling Company who shall have no liability whatsoever for charges paid by Carrier.

PARAGRAPH 5 - Areas of Responsibility

5.1       The area of responsibility as mentioned in Sub-Sections 4.3 and 4.6 of Annex A is the responsibility of the Carrier.

Annex B 1.0 WH Handling       Handling Co. Initials _MD_       Carrier Initials __RT___       CAS/Baltia JFK

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5.2       The Handling Company will provide non-exclusive office furniture, computers, telephones and other office equipment and supplies related to the handling of the Carrier's cargo work except in exclusive office areas.

5.3       The Handling Company will provide plastic pallet covers, shrink wrap and skids.

5.4       The Handling Company will provide Cargo Spot system for US Customs required AMS. Carrier will be responsible to transmit the manifest in accordance with CBP requirements.

5.5       Carrier may furnish and install, at its own cost and expense, its identification signs at the Handling Company's cargo warehouse. Such signs shall be displayed, subject to the Handling Company and Airport approval as to number, degree of permanence, design, location and size.

5.6       The Handling Company will provide scanners, chargers, hardware, and internet connection for mail handling.

5. 7      The Carrier shall provide, at its own cost and expense, at start of service only, such initial orientation or training of the Handling Company's personnel as may be required in connection with the furnishing of services hereunder.

5.8       A Service Level Agreement (SLA) mutually agreed between the Handling Company and the Carrier will determine handling standards.

PARAGRAPH 6 - Transfer of Services

6.0       All materials and outside services used in the performance of this Annex B as requested by the Carrier shall be charged to Carrier at the Handling Company's acquisition cost plus an administrative handling surcharge of five percent (5%).

6.1       The Handling Company shall have the right to sub-contract services and will obtain prior written authorization from the Carrier prior to implementing any sub-contracted or third party services.

6.2       The Handling Company will sub-contract security services to a qualified security company and will ensure such company is authorized to operate in accordance with Carrier's TSA Model Security Program. The Handling Company will obtain prior written authorization from the Carrier prior to subcontracting any such security services.

PARAGRAPH 7 - Settlement

7.1       Notwithstanding Sub-Article 7.2 of the Main Agreement, settlement of the account shall be effected in local currency. The Handling Company shall invoice the Carrier monthly at the rate of charges described in this Annex B, and the Carrier shall pay such invoice (s) within thirty (30) days of receipt. Date of receipt shall be the date of delivery to the local Cargo Manager of the Carrier. The Handling Company's wire transfer information is as follows:

Account Name:	Cargo Airport Services USA, LLC
Bank:	M and T Bank, P.O. Box 4607, Buffalo, NY
Account#	9853000371 ABA# 022000046
SWIFT Code	MANTUS33
Annex B 1.0 WH Handling       Handling Co. Initials _MD_       Carrier Initials __RT___       CAS/Baltia JFK

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Billing shall be sent to the Carrier at the following address:

Baltia Air Lines Inc.
Building 151
JFK International Airport
Jamaica, New York 11430
Attn: Mr. Russell Thal
E-mail: russ.thal@baltia.com
Phone: (718) 244-88.80

7.2       Invoices payments not received by the Handling Company within thirty (30) days of invoice date shall accrue a late charge calculated at 1.5% per month until received.

PARAGRAPH 8 - Supervision and Administration

Not Applicable

Paragraph 9 - Duration, Modification and Termination

9.1       Duration

9.1.1       Notwithstanding Article 11.4 and 11.5 of the Main Agreement, the initial term of this Annex B shall be for a period of three (3) years. Thereafter it shall continue from year to year unless either party notifies the other party in writing ninety (90) days prior to such renewal date of its intent not to renew.

9.1.2       Notwithstanding Sub-Article 11.11 of the Main Agreement the rates contained in Paragraph 1 shall be fixed for the first year and adjusted each anniversary date thereafter so long as this Annex B is in effect. The adjustment will be in the amount equal to the percentage of increase in the Consumer Price Index (CPI) published by the United States Government for the geographic region beginning from the previous anniversary date and ending on the day before the adjustment anniversary date multiplied by the prices and rates established of the previous anniversary.

9.2       Modification

9.2. 1       Any modification to this Annex Bshall be made by awritten amendment signed by both parties.

9.2.2       Notwithstanding Article 11 of the Main Agreement the Handling Company shall be permitted to assign this Annex B to its senior secured lenders, provided that, the Handling Company shall remain liable for all of its obligations following such assignment

10.3       Termination

10.3.1      Notwithstanding Sub-Paragraph 8.1 .1 of this Annex B, this Annex B may be terminated by either party at any time with ninety (90) days of written notice to the other party.

Annex B 1.0 WH Handling       Handling Co. Initials _MD_       Carrier Initials __RT___       CAS/Baltia JFK

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PARAGRAPH 11 - Notification

In accordance with Sub-article 11.3 of the Main Agreement, any notice or communication to be given hereunder shall be sent via Certified Mail return receipt requested and be addressed to the respective parties as follows:

To Carrier:	To Handling Company:
Baltia Air Lines Inc. Building 151, JFK International Airport W Jamaica, New York 11430 Attention: Mr. Russell Thal Phone: (718) 244-8880 Email: russ.thal@baltia.com	Cargo Airport Service USA., LLC dba Consolidated Aviation Services Building 261, JFK International Airport Jamaica, New York 11430 Attention: Michael A. Duffy Phone: (718) 244-0900 mduffy@casusa.com

PARAGRAPH 12 - Governing Law

12.1       In accordance with Article 9 of the Main Agreement, this Annex B shall be governed by and interpreted in accordance with the laws of New York, USA.

12.2       In accordance with Article 9 of the Main Agreement, courts for the resolution of disputes shall be the Southern District Courts of New York, USA.

PARAGRAPH 13 -Insurance

13.1       The Customers and the Handling Company's General Liability Insurance Coverage shall include comprehensive general liability insurance covering bodily injury liability, including death and property damage liability, product and completed operations liability and comprehensive automobile liability insurance covering hired and non-owned vehicles operated at JFK Airport excluding any liability under applicable road traffic acts or similar law in the amount of $25,000,000.00 USD, each occurrence, or such higher limit as may be carried.

The foresaid policies of insurance shall also provide or contain an endorsement of Cargo Airport Services USA LLC , Japan Management Company and the Port of Authority of New York and New Jersey as additionally insured.

13.2       The Handling Company will name the Customer as additionally insured and provide copies of the insurance certificates within fifteen (15) days of the commencement of service. The Handling Company will advise the Customer of any changes in the insurance coverage policy.

Annex B 1.0 WH Handling       Handling Co. Initials _MD_       Carrier Initials __RT___       CAS/Baltia JFK

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PARAGRAPH 14-ACCEPTANCE

14.1       In lieu of execution of this Annex B, acceptance of the services herein specified shall constitute the Carrier's acceptance of the terms and conditions herein specified.

Signed the _26_ of _SEP_ 2014 At _JFK,_NY___ For and on behalf of Cargo Airport Services USA, dba Consolidated Aviation Services By: ___/signed/____ Michael A. Duffy President & CEO	Signed the _30_ of _SEP_ 2014 At _JFK,_NY___ For and on behalf of Baltia Air Lines Inc. By: ___/signed/____ Mr. Russell Thal Executive Vice President

Annex B 1.0 WH Handling       Handling Co. Initials _MD_       Carrier Initials __RT___       CAS/Baltia JFK